UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

FAR EAST ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

SOFAER CAPITAL GLOBAL HEDGE FUND

SOFAER CAPITAL ASIAN HEDGE FUND

SOFAER CAPITAL NATURAL RESOURCES HEDGE FUND

SOFAER CAPITAL, INC.

TIM WHYTE

ERIC WING CHEONG LEUNG

JOHN LAURIE HUNTER

MARK ADAM PARKIN

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On October 23, 2006, Sofaer Capital, Inc. (“Sofaer”) issued a letter to the shareholders of Far East Energy Corporation (the “Company”) confirming its intention to run an opposing slate of directors at the Company’s upcoming annual meeting. A copy of the October 23, 2006 letter to shareholders is attached hereto as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY SOFAER AND OTHER POTENTIAL PARTICIPANTS FROM THE STOCKHOLDERS OF FAR EAST ENERGY CORPORATION FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF FAR EAST ENERGY CORPORATION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN ANY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT, WHEN FILED, WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: 800-322-2885 OR E-MAIL: PROXY@MACKENZIEPARTNERS.COM.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE ANTICIPATED TO BE SOFAER CAPITAL GLOBAL HEDGE FUND, SOFAER CAPITAL ASIAN HEDGE FUND, SOFAER CAPITAL NATURAL RESOURCES HEDGE FUND, SOFAER CAPITAL, INC., TIM WHYTE, ERIC WING CHEONG LEUNG, JOHN LAURIE HUNTER AND MARK ADAM PARKIN (COLLECTIVELY, THE “PARTICIPANTS”). INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE HEREIN AND IN THE SCHEDULE 13D FILED BY SOFAER CAPITAL GLOBAL HEDGE FUND AND CERTAIN OTHER PARTIES ON JANUARY 3, 2005 AND AMENDED ON JANUARY 4, 2005, OCTOBER 13, 2005 AND SEPTEMBER 15, 2006 (INCLUDING EXHIBIT 1 THERETO) AND TO BE FURTHER AMENDED OCTOBER 23, 2006 WITH RESPECT TO FAR EAST ENERGY CORPORATION. SUCH SCHEDULE 13D AND ALL OF ITS AMENDMENTS ARE CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

INFORMATION REGARDING PARTICIPANTS

The following persons may be deemed to be participants in the intended solicitation by Sofaer of proxies with respect to the annual meeting of Far East Energy Corporation: Sofaer Capital Global Hedge Fund, Sofaer Capital Asian Hedge Fund, Sofaer Capital Natural Resources Hedge Fund, Sofaer Capital, Inc., Tim Whyte, Eric Wing Cheong Leung, John Laurie Hunter and Mark Adam Parkin.

As of October 20, 2006, Sofaer, a British Virgin Islands company, was the beneficial owner of 339,350 shares of Common Stock, all of which are issuable upon the exercise of warrants. Sofaer is a member of a “group,” as such term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), with Sofaer Capital Asian Hedge Fund (“Sofaer Asia”), a Cayman Islands mutual trust, and Sofaer Capital Global Hedge Fund (“Sofaer Global”), a Cayman Islands mutual trust. The direct beneficial ownership of Sofaer Asia and Sofaer Global is as follows: Sofaer Asia, 2,146,432 shares of Common Stock, 625,000 shares of which are issuable upon the exercise of warrants; and Sofaer Global, 6,439,297 shares of Common Stock, 1,875,000 shares of which are issuable upon the exercise of warrants. As of October 20, 2006, Sofaer Capital Natural Resources Hedge Fund (“Sofaer Resources”), a Cayman Islands mutual trust, beneficially owned 739,400 shares of Common Stock, all of which are outstanding. Although Sofaer Resources is managed by independent trustees and pursues its own investment strategy, because of its participation in the intended solicitation, Sofaer Resources may be deemed the beneficial owner of such entities’ shares and such entities may also be deemed beneficial owners of Sofaer Resources’ shares. Sofaer, Sofaer Asia and Sofaer Global may also be deemed to be members of a “group” with Restructuring Investors Limited (“Restructuring”), a British Virgin Islands Limited Liability Company having beneficial ownership of 4,442,865 shares of Common Stock, Passlake Limited (“Passlake”), a Cayman Islands investment holding company having beneficial ownership of 566,676 shares of Common Stock, and Persistency (“Persistency”), a Cayman Islands limited company by virtue of an Investor Agreement to which they are currently parties. Further, by virtue of its participation in the intended solicitation, Sofaer Resources may be deemed to be a member of a “group” with the parties to the Investor Agreement, and such parties may be deemed to be members of a “group” with Sofaer Resources.

Each of these parties disclaims beneficial ownership of the shares beneficially owned by any other party.

The shared voting power of the aforementioned deemed group consisting of the Investor Agreement parties and Sofaer Resources is 23,109,749 shares of Common Stock, 16,364,149 shares of which are outstanding and 6,745,600 shares of which are issuable upon the exercise of warrants. According to filings made publicly available by the Company, there were 104,755,121 shares of its Common Stock outstanding as of September 5, 2006.

Mr. Whyte is currently an investment manager with Sofaer Capital, Inc. based in London where he has served since 2003. Mr. Whyte was appointed as a Director of the Company in January 2005. Mr. Whyte did not receive compensation for his services as Director other than reimbursement for expenses incurred in attending Board meetings. Mr. Whyte is not the record owner of any shares of Common Stock. Mr. Whyte is an investment manager of Sofaer, and may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 9,664,479 shares of Common Stock. Mr. Whyte has an interest in the election of directors at the Annual Meeting indirectly through such deemed beneficial ownership of shares.

Mr. Leung is currently the Chief Financial Officer for China Gas Holdings Limited in Hong Kong, responsible for the financial, financing and investor relation activities, where he has served since February 2006. Mr. Leung has an extensive history in investment banking, during which he helped numerous companies in Greater China raise debt and equity capital, especially for energy and infrastructure projects. From 2001 through August 2005, Mr. Leung was the Managing Director and Head of Corporate Finance for UFJ Securities Asia Limited in Hong Kong. Mr. Leung has served several investment banks, including Lehman Brothers, Barclays Capital and Prudential Securities. Mr. Leung is a lawyer by training, and is qualified to practice law in Hong Kong, England & Wales and Australia. Before his investment banking career, he was a banking and project finance lawyer for the UK law firm of Linklaters. Mr. Leung holds bachelor degrees from the University of Hong Kong and the University of London, and a masters degree from the Chinese University of Hong Kong.

Mr. Hunter is the principal of Hunter Capital LLC (formerly Hunter & Company LLC), a position he has held through the past five years. Hunter Capital provides corporate advice, invests in and raises money for smaller companies.

Mr. Parkin is currently a partner at Parkfield Capital LLP where he runs a global absolute return fund, Red Earth Holdings. Mr. Parkin has also held the position of Director for Integra Management Ltd and Integra International Ltd. Mr. Parkin has also served as an advisor to the Company from 2004. Mr. Parkin has over 25 years of experience in international finance and investment. He has been an executive director in a number of fund management houses including Foreign & Colonial, Govett and LCF Rothschild, where he managed award-winning and innovative funds. In recent years he has been involved in financing a number of companies, including those working in coalbed methane (CBM). Mr. Parkin holds degrees in Economics from Oxford (M. Phil) and Warwick (BA hons) universities. Mr. Parkin is the record holder of 20,000 shares of Common Stock and holds warrants to purchase 280,000 shares of Common Stock. Mr. Parkin is an investment manager of Parkfield Capital LLP, which advises Red Earth Holdings, the record holder of 103,400 shares of Common Stock. Mr. Parkin may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of the 103,400 shares of Common Stock through his position as advisor to Red Earth Holdings. Mr. Parkin is a director of Integra International Ltd., which holds warrants to purchase 35,050 shares of Common Stock. Mr. Parkin may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of the warrants to purchase 35,050 shares of Common Stock through his position as a director of Integra International Ltd.